Exhibit 99.1

Rein Therapeutics Announces Pricing of $50 Million Underwritten Public Offering of Common Stock

AUSTIN, Texas, April 30, 2026 (GLOBE NEWSWIRE) — Rein Therapeutics, Inc. (“Rein” or the “Company”) (NASDAQ: RNTX), a clinical-stage biopharmaceutical company advancing a novel pipeline of first-in-class medicines for orphan pulmonary and fibrosis indications, today announced the pricing of its underwritten public offering of fifty million shares of its common stock at a public offering price of $1.00 per share for aggregate gross proceeds of $50 million, prior to deducting underwriting discounts and commissions and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 7.5M shares of common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on or about May 4, 2026, subject to the satisfaction of customary closing conditions. The offering consisted entirely of common stock with no warrants.

Konik Capital Partners, LLC, a division of T.R. Winston & Company, LLC, is acting as the sole book-running manager for the offering.

Rein intends to use the net proceeds from the offering to fully fund its ongoing Phase 2 clinical trial of LTI-03 in idiopathic pulmonary fibrosis (IPF) through completion and for working capital and general corporate purposes. Based on its current operating plan, the Company believes the net proceeds from this offering, together with its existing cash and cash equivalents, will be sufficient to fund its operations into 2028.

The securities described above are being offered and sold pursuant to a registration statement on Form S-1 (File No. 333-295390), including a prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on April 30, 2026. The offering is being made only by means of a prospectus that forms part of the effective registration statement. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus may be obtained, when available, from Konik Capital Partners, LLC, a division of T.R. Winston & Company, LLC, at 7 World Trade Center, 46th Floor, New York, NY 10007, Attention: Capital Markets Team, Email: capmarkets@konikcapitalpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rein Therapeutics

Rein Therapeutics is a clinical-stage biopharmaceutical company advancing a novel pipeline of first-in-class therapies to address significant unmet medical needs in orphan pulmonary and fibrosis indications. Rein’s lead product candidate, LTI-03, is a novel, synthetic peptide with a dual mechanism targeting alveolar epithelial cell survival as well as inhibition of profibrotic signaling. LTI-03 has received Orphan Drug Designation in the U.S. Rein’s second product candidate, LTI-01, is a proenzyme that has completed Phase 1b and Phase 2a clinical trials for the treatment of loculated pleural effusions. LTI-01 has received Orphan Drug Designation in the U.S. and E.U. and Fast Track Designation in the U.S.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements of Rein Therapeutics, Inc. (“Rein”, the “Company”, “we”, “our” or “us”) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to expectations for the Company’s LTI-03 and LTI-01 product candidates and the closing of the offering. We use words such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “can,” “could,” “should,” “continue,” and other words and terms of similar meaning to help identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (i) the risk that the offering may not be completed, (ii) the risk that the net proceeds of the offering may not be sufficient to fund the Company’s operations into 2028, and (iii) those other risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 26, 2026, and in subsequent filings that the Company makes with the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this press release, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Rein Therapeutics Investor Relations & Media Contact:

Investor Relations

IR@ReinTx.com